Exhibit 99.1
Ambac Reports Third Quarter 2022 Results
Net income of $340 million and adjusted earnings of $338 million
$319 million gain from $1.84 billion legacy RMBS representation and warranty litigation settlement
Specialty P&C Insurance Platform production of $58 million, up 76% from third quarter of 2021
Book Value and Adjusted Book Value per Share up 29% and 34%, respectively, from the prior quarter

NEW YORK, NY, November 8, 2022 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported net income attributable to common stockholders of $340 million or $7.41(1) per diluted share and adjusted earnings(2) of $338 million or $7.37(1) per diluted share for the quarter ended September 30, 2022. This compares to net income attributable to common stockholders of $17 million or $0.35 per diluted share and adjusted earnings of $25 million or $0.53 per diluted share in the third quarter of 2021. Book value per share increased $4.99 to $22.43 and adjusted book value per share(2) increased $5.93 to $23.13 from June 30, 2022, to September 30, 2022.
On October 7, 2022, Ambac announced a $1.84 billion litigation settlement with Bank of America, related to certain legacy financial guarantee RMBS representation and warranty litigations, which resulted in a net gain of $397 million. In accordance with the relevant accounting rules, the total gain will be split between the third and fourth quarters of 2022. For the quarter ended September 30, 2022, $319 million of the gain was recorded while the remaining $78 million will be recorded in the quarter ending December 31, 2022.
Claude LeBlanc, President and Chief Executive Officer, stated, “Our results this quarter represent a pivotal moment for Ambac following the settlement with Bank of America which generated a total gain of nearly $400 million. Ambac is now in a materially stronger position to further advance its strategic priorities across both our Legacy and Core P&C Businesses. We made meaningful progress this quarter in our Specialty P&C business, with premium production of $58 million, up 76% compared to the third quarter of 2021."
LeBlanc continued, "We have removed the single largest uncertainty from our balance sheet which will reduce expenses and accelerate our goal towards, realizing value for our legacy business. With this settlement and our continued execution of other key strategic priorities we continue to deliver on our goal to create optionality and material value for our shareholders."

Ambac's Third Quarter 2022 Summary Results
			Better (Worse)
($ in millions, except per share data)	3Q2022	3Q2021	Amount	Percent
Gross written premium	$16.3	$(1.1)	$17.4	1,546%
Net premiums earned	10.8	11.2	(0.3)	(3)%
Net investment income (loss)	10.7	21.3	(10.6)	(50)%
Net realized investment gains (losses), including impairments	14.4	3.3	11.1	333%
Net gains (losses) on derivative contracts	37.2	4.7	32.4	686%
Commission income	7.0	6.5	0.5	8%
Other income (expense)	1.2	1.0	0.2	15%
Losses and loss expenses (benefit)	(353.4)	(55.3)	298.1	539%
Operating expenses	36.6	32.2	(4.4)	(14)%
Interest expense	48.6	43.7	(4.9)	(11)%
Intangible amortization	5.8	11.0	5.2	47%
Pretax income (loss)	342.5	19.4	323.1	1,664%
Provision for income taxes	2.3	2.4	0.1	3%
Net income (loss) attributable to Common Stockholders	340.0	16.9	323.1	1,915%
Net income (loss) per diluted share[1]	7.41	0.35	7.06	2,017%
EBITDA	397.0	74.2	322.7	435%
Adjusted earnings (loss) [2]	338.1	25.4	312.8	1,233%
Adjusted earnings (loss) per diluted share [1,2]	7.37	0.53	6.84	1,291%
Weighted-average diluted shares outstanding (in millions)	45.8	47.0	1.2	3%

	September 30, 2022	June 30, 2022	Better (Worse)
			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$1,008.6	$783.8	$224.7	29%
Total Ambac Financial Group, Inc. stockholders' equity per share	22.43	17.44	4.99	29%
Adjusted book value [2]	1,040.0	773.0	267.0	35%
Adjusted book value per share [2]	23.13	17.20	5.93	34%
(1) Per Diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Results of Operations by Segment
Ambac is reporting three reportable segments: Legacy Financial Guarantee Insurance, Specialty Property & Casualty Insurance, and Insurance Distribution.
The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

Three Months Ended September 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(13.5)	$29.8			$16.3
Net premiums written	(6.1)	5.6			(0.4)
Revenues:
Net premiums earned	6.6	4.2			10.8
Net investment income (loss)	9.3	0.5		$1.0	10.7
Net gains (losses) on derivative contracts	37.5			(0.3)	37.2
Commission income (1)			$7.0		7.0
Other income	13.1	0.9	0.3	—	14.4
Total revenues	66.5	5.6	7.3	0.7	80.1
Expenses:
Loss and loss expenses (benefit)	(356.1)	2.7			(353.4)
Operating expenses (2)	19.8	4.3	1.5	6.3	31.9
Sub-producer commissions (2)			4.2		4.2
Total expenses	(336.3)	7.1	5.7	6.3	(317.3)
Net (gain) attributable to noncontrolling interest		—	(0.3)		(0.3)
Earnings before interest, taxes, depreciation and amortization	402.8	(1.5)	1.3	(5.6)	397.0
Add back noncontrolling interest EBITDA adjustment		—	0.3		0.3
Interest expense	48.6	—	—		48.6
Depreciation expense	0.4	—	—	—	0.5
Intangible amortization	5.1		0.7		5.8
Pretax income (loss)	$348.7	$(1.5)	$0.9	$(5.6)	$342.5
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Three Months Ended September 30, 2021	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(5.4)	$4.2			$(1.1)
Net premiums written	(16.2)	0.8			(15.4)
Revenues:
Net premiums earned	11.0	0.2			11.2
Net investment income (loss)	21.1	0.2		$—	21.3
Net gains (losses) on derivative contracts	4.7				4.7
Net realized gains on extinguishment of debt	—				—
Commission income (1)			$6.5		6.5
Other income	7.3	—	—	—	7.3
Total revenues	44.1	0.4	6.5	—	51.0
Expenses:
Loss and loss expenses (benefit)	(55.4)	0.1			(55.3)
Operating expenses (2)	18.3	2.1	1.3	6.3	28.0
Sub-producer commissions (2)			3.7		3.7
Total expenses	(37.1)	2.2	5.0	6.3	(23.6)
Net (gain) attributable to noncontrolling interest			(0.3)		(0.3)
Earnings before interest, taxes, depreciation and amortization	81.1	(1.8)	1.2	(6.3)	74.2
Add back noncontrolling interest EBITDA adjustment			0.3		0.3
Interest expense	43.7	—			43.7
Depreciation expense	0.4	—	—	—	0.5
Intangible amortization	10.3	—	0.7		11.0
Pretax income (loss)	$26.7	$(1.8)	$0.8	$(6.3)	$19.4
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Results of Operations by Segment (Continued)

Nine Months Ended September 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(11.6)	$94.7			$83.2
Net premiums written	2.0	18.6			20.5
Revenues:
Net premiums earned	31.0	8.2			39.2
Net investment income (loss)	(8.5)	1.1		$1.7	(5.7)
Net gains (losses) on derivative contracts	122.7			0.9	123.6
Net realized gains on extinguishment of debt	57.0				57.0
Commission income (1)			$21.8		21.8
Other income	47.9	1.7	0.5	(0.1)	49.9
Total revenues	250.0	10.9	22.3	2.5	285.8
Expenses:
Loss and loss expenses (benefit)	(346.8)	5.4			(341.4)
Operating expenses (2)	64.1	11.0	4.4	10.6	90.1
Sub-producer commissions (2)			12.6		12.6
Total expenses	(282.7)	16.4	17.0	10.6	(238.7)
Net (gain) attributable to noncontrolling interest		—	(1.1)		(1.1)
Earnings before interest, taxes, depreciation and amortization	532.7	(5.5)	4.3	(8.2)	523.4
Add back noncontrolling interest EBITDA adjustment		—	1.1		1.1
Interest expense	137.7				137.7
Depreciation expense	1.4	—	—	0.1	1.5
Intangible amortization	31.6		2.0		33.6
Pretax income (loss)	$362.1	$(5.5)	$3.3	$(8.3)	$351.7
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Nine Months Ended September 30, 2021	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(12.7)	$6.3			$(6.5)
Net premiums written	(37.7)	1.3			(36.5)
Revenues:
Net premiums earned	36.2	0.2			36.4
Net investment income (loss)	111.3	0.6		$0.3	112.2
Net gains (losses) on derivative contracts	18.9				18.9
Net realized gains on extinguishment of debt	32.8				32.8
Commission income (1)			$19.7		19.7
Other income	5.0	—	—	4.0	9.0
Total revenues	204.1	0.8	19.7	4.3	229.0
Expenses:
Loss and loss expenses (benefit)	(73.2)	0.1			(73.1)
Operating expenses (2)	56.0	5.0	3.8	16.6	81.5
Sub-producer commissions (2)			10.9		10.9
Total expenses	(17.2)	5.2	14.7	16.6	19.4
Net (gain) attributable to noncontrolling interest			(1.0)		(1.0)
Earnings before interest, taxes, depreciation and amortization	221.3	(4.4)	4.0	(12.3)	208.6
Add back noncontrolling interest EBITDA adjustment			1.0		1.0
Interest expense	143.6				143.6
Depreciation expense	1.3	—	—	—	1.3
Intangible amortization	41.8		2.0		43.7
Pretax income (loss)	$34.6	$(4.4)	$3.0	$(12.3)	$20.9
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Specialty P&C Insurance Platform Production
Specialty P&C Insurance platform production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $58 million in the third quarter of 2022, an increase of 76% from the third quarter of 2021. Specialty P&C Insurance revenues are dependent on gross premiums written as hybrid fronting insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2022	2021	Change	2022	2021	Change
Specialty Property & Casualty Insurance Gross Premiums Written	$29.8	$4.2	610%	$94.7	$6.2	1,427%
Insurance Distribution Premiums Placed	28.4	28.8	(1)%	97.2	91.2	7%
Specialty P&C Insurance Production	$58.2	$33.0	76%	$191.9	$97.4	97%
NM = Not meaningful
Net Premiums Earned
During the third quarter of 2022, net premiums earned of $11 million declined 3% compared to the third quarter of 2021. Specialty Property & Casualty Insurance segment net premiums earned increased $4 million; more than off-set by the continued contraction of net premiums earned in the Legacy Financial Guarantee Insurance segment which was primarily due to the run-off of the insured portfolio.

Net Investment Income
Net investment income for the third quarter of 2022 was $11 million compared to net investment income of $21 million for the third quarter of 2021.
The decrease in net investment income in the third third quarter of 2022 compared to the third quarter of 2021 was largely attributable to net losses on fund investments of ($5) million, a decline of $12 million from prior year on account of weakened market conditions.
Losses and Loss Expenses (Benefit)
Losses and loss expenses (benefit) ("Incurred Losses") for the third quarter of 2022 were a benefit of $353.4 million, compared to a benefit of $55.3 million for the third quarter of 2021, as outlined in the following table.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2022	2021	2022	2021
Financial Guarantee
Structured finance	$(351.1)	$(21.0)	$(149.4)	$(44.0)
Domestic public finance	(0.9)	(30.3)	(194.5)	(32.0)
Other	(4.1)	(4.1)	(2.9)	2.8
Specialty property & casualty	2.7	0.1	5.4	0.1
Total losses and loss expenses (benefit)	$(353.4)	$(55.3)	$(341.4)	$(73.1)
The third quarter of 2022 structured finance benefit of $351 million was driven primarily by the $319 million R&W benefit as a result of the Bank of America settlement and the positive impact of higher discount rates somewhat off-set by higher incurred loss expenses of $18.7 million.
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $37 million for the third quarter of 2022, compared to a $5 million gain for third quarter 2021, were driven by the extent of rising interest rates in the period compared to that of the prior year. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Gross Commission Income
Gross commission income generated by the Insurance Distribution segment grew 8% in the third quarter 2022 to $7 million from $6.5 million in the third quarter of 2021. The growth in gross commissions was driven by a shift in business mix and marginally higher commission rates in certain lines. Excluded from commission income are amounts earned from the servicing of existing policies associated with the EBU renewal rights acquisition which are accounted for within other income.
Operating Expenses
Operating expenses for the third quarter 2022 were $37 million compared to $32 million in the third quarter of 2021. Specialty P&C Insurance operating expenses increased as a result of increased headcount and other costs associated with growth in the business. Operating expenses in the Insurance Distribution segment, which primarily include Sub-producer commissions, grew on account of changes to line of business mix while other expenses grew dues to costs associated with the EBU acquisition. Legacy Financial Guarantee Insurance operating expenses were higher due to defensive litigation costs and net performance based compensation and severance costs, which more than off-set other expense reductions.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2022	2021	2022	2021
Legacy Financial Guarantee Insurance	$20.3	$18.8	$65.4	$57.3
Specialty Property & Casualty Insurance	4.3	2.1	11.0	5.0
Insurance Distribution	5.7	5.0	17.0	14.8
Corporate & Other	6.3	6.3	10.8	16.6
Total operating expenses	$36.6	$32.2	$104.2	$93.8
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee segments, had net assets of $223 million as of September 30, 2022. Assets included cash and liquid securities of $112 million and other investments of $97 million.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at September 30, 2022, was $1,009 million, or $22.43 per share compared to $784 million or $17.44 per share as of June 30, 2022. The increase was primarily due to net income attributable to common shareholders of $340 million partially off-set by net unrealized investment losses of $59 million and foreign exchange translation losses of $58 million.
Capital Activity
Effective October 29, 2022, Ambac redeemed in full the outstanding balance of $1.2 billion of the Sitka Notes as well as $213 million (including $1.4 million of accrued interest from September 30, 2022 to October 29, 2022) of Tier II Notes.
Effective November 7, 2022, Ambac acquired All Trans Risk Solutions, LLC and Capacity Marine Corporation, which on a combined basis will add approximately $60 million of premiums placed at Ambac's Insurance Distribution segment.
All Trans Risk Solutions, LLC is a full service managing general underwriter (MGU) specializing in commercial automobile insurance for specific "for-hire" auto classes.
Capacity Marine Corporation is a wholesale and retail brokerage and reinsurance intermediary specializing in marine and international risk.
Legacy Financial Guarantee Insurance Insured Portfolio
Legacy Financial Guarantee Insurance insured net par outstanding declined 4.9% during the quarter ended September 30, 2022, to $24 billion from $25 billion at June 30, 2022.
Adversely Classified and Watch List Credits decreased in the third quarter of 2022 by $0.4 billion or 4.5% to $8.2 billion at September 30, 2022, from $8.5 billion at June 30, 2022.
The decrease in net par outstanding and Adversely Classified and Watch List Credits is largely due to de-risking activity and the impact of foreign exchange rates which accounted for 1.5% of the 4.5% reduction of Adversely Classified and Watch List Credits in the quarter.
Details of the Legacy Financial Guarantee Insurance insured portfolio are highlighted in the below table.

Net Par Outstanding	September 30, 2022	June 30, 2022
By Sector:
Domestic public finance	46%	45%
Structured Finance	17%	16%
International	37%	39%
By Financial Guarantor:
Ambac Assurance	64%	63%
Ambac UK	36%	37%

Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, The Company currently reports three non-GAAP financial measures: EBITDA, adjusted earnings and adjusted book value. The most directly comparable GAAP measures are pre-tax net income for EBITDA, net income attributable to common stockholders for adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for adjusted book value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community that provides greater transparency and enhanced visibility into the underlying drivers of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments for both Adjusted Earnings and Adjusted Book Value; which is subject to change.
The following paragraphs define each non-GAAP financial measure. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
EBITDA. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization of intangible assets. EBITDA is also adjusted for noncontrolling interests in subsidiaries where Ambac does not own 100%.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

Three Months Ended September 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated

Pretax income (loss)	$348.7	$(1.5)	$0.9	$(5.6)	$342.5
Adjustments:
Interest expense	48.6	—	—	—	48.6
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	5.1	—	0.7	—	5.8
Net (gain) attributable to noncontrolling interest		—	(0.3)		(0.3)
Earnings before interest, taxes, depreciation and amortization	$402.8	$(1.5)	$1.3	$(5.6)	$397.0
Three Months Ended September 30, 2021
Pretax income (loss)	$26.7	$(1.8)	$0.8	$(6.3)	$19.4
Adjustments:
Interest expense	43.7	—	—	—	43.7
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	10.3	—	0.7	—	11.0
Net (gain) attributable to noncontrolling interest			(0.3)		(0.3)
Earnings before interest, taxes, depreciation and amortization	$81.1	$(1.8)	$1.2	$(6.3)	$74.2

Nine Months Ended September 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated

Pretax income (loss)	$362.1	$(5.5)	$3.3	$(8.3)	$351.7
Adjustments:
Interest expense	137.7	—	—	—	137.7
Depreciation	1.4	—	—	0.1	1.5
Amortization of intangible assets	31.6	—	2.0	—	33.6
Net (gain) attributable to noncontrolling interest		—	(1.1)		(1.1)
Earnings before interest, taxes, depreciation and amortization	$532.7	$(5.5)	$4.3	$(8.2)	$523.4
Nine Months Ended September 30, 2021
Pretax income (loss)	$34.6	$(4.4)	$3.0	$(12.3)	$20.9
Adjustments:
Interest expense	143.6	—	—	—	143.6
Depreciation	1.3	—	—	—	1.3
Amortization of intangible assets	41.8	—	2.0	—	43.7
Net (gain) attributable to noncontrolling interest			(1.0)		(1.0)
Earnings before interest, taxes, depreciation and amortization	$221.3	$(4.4)	$4.0	$(12.3)	$208.6
Adjusted Earnings (Loss). Adjusted earnings (loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted earnings were $338 million, or $7.37 per diluted share, for the third quarter 2022 as compared to adjusted earnings of $25 million, or $0.53 per diluted share, for the third quarter of 2021.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted earnings (loss), for the three-month periods ended September 30, 2022, and September 30, 2021, respectively:

	Three Months Ended September 30,
	2022		2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$340.0	$7.41	$16.9	$0.35
Adjustments:
Insurance intangible amortization	5.1	0.11	10.3	0.22
Foreign exchange (gains) losses	(7.0)	(0.15)	(1.7)	(0.04)
Adjusted Earnings (loss)	$338.1	$7.37	$25.4	$0.53
Weighted-average diluted shares outstanding (in millions)		45.8		47.0

	Nine Months Ended September 30,
	2022		2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$347.2	$7.48	$5.3	$(0.19)
Adjustments:
Insurance intangible amortization	31.6	0.68	41.8	0.90
Foreign exchange (gains) losses	(13.9)	(0.30)	5.7	0.12
Adjusted Earnings (loss)	$364.8	$7.86	$52.6	$0.83
Weighted-average diluted shares outstanding (in millions)		46.4		46.5
1     Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in adjusted book value when realized.
Adjusted book value was $1,040 million, or $23.13 per share, at September 30, 2022, as compared to $773 million, or $17.20 per share, at June 30, 2022. The increase in adjusted book value for the third quarter of 2022 was primarily attributable to the $318.9 million gain related to the Bank of America litigation settlement, higher discount rates on the present value of legacy financial guarantee installment premiums partially offset by adjusted earnings (net of earned premiums), somewhat off-set by the adverse effect of foreign exchange losses and unrealized investment losses.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	September 30, 2022		June 30, 2022
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,008.6	$22.43	$783.8	$17.44
Adjustments:
Insurance intangible asset	(271.9)	(6.04)	(284.0)	(6.32)
Net unearned premiums and fees in excess of expected losses	221.4	4.92	250.4	5.57
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	81.9	1.82	22.7	0.51
Adjusted book value	$1,040.0	$23.13	$773.0	$17.20
Shares outstanding (in millions)		45.0		44.9

Earnings Call and Webcast
On November 9, 2022 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's third quarter 2022 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through November 23, 2022, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13732815
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty program insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) our inability to generate the significant amount of cash needed to service our debt and financial obligations, and our inability to refinance our indebtedness; (8) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (9) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) the impact of catastrophic public health, environmental or natural events, including events like the COVID-19 pandemic, or global or regional conflicts, on significant portions of our insured portfolio; (11) the inability of AAC to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements, or changes in estimated RMBS litigation recoveries over time; (12) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (15) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (16) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (17) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (18) disagreements or disputes with Ambac's insurance regulators; (19) loss of control rights in transactions for which we provide financial guarantee insurance; (20) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (21) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (22) adverse impacts from changes in prevailing interest rates; (23) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange Benefits, LLC; (24) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (25) factors that may negatively influence the amount of installment premiums paid to Ambac; (26) risks relating to determinations of amounts of impairments taken on investments; (27) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (28) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (29) system security risks, data protection breaches and cyber attacks; (30) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (31) failures in services or products provided by third parties; (32) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (33) fluctuations in foreign currency exchange rates; (34) failure to realize our business expansion plans or failure of such plans to create value; (35) greater competition for our specialty property & casualty program insurance business; (36) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (37) disintermediation within the insurance industry or greater competition that negatively impacts our managing general agency/underwriting business; (38) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (39) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except share data)	2022	2021	2022	2021
Revenues:
Net premiums earned	$11	$11	$39	$36
Net investment income:
Securities available-for-sale and short-term	17	15	44	59
Other investments	(7)	6	(50)	53
Total net investment income (loss)	11	21	(6)	112
Net realized investment gains (losses), including impairments	14	3	31	4
Net gains (losses) on derivative contracts	37	5	124	19
Net realized gains on extinguishment of debt	—	—	57	33
Commission income	7	7	22	20
Other income	1	1	5	—
Income (losses) on variable interest entities	(1)	3	14	5
Total revenues	80	51	286	229
Expenses:
Losses and loss expense (benefit)	(353)	(55)	(341)	(73)
Intangible amortization	6	11	34	44
Operating expenses	37	32	104	94
Interest expense	49	44	138	144
Total expenses	(262)	32	(66)	208
Pre-tax income	342	19	352	21
Provision for income taxes	2	2	4	15
Net income	340	17	348	6
Less: net (loss) gain attributable to noncontrolling interest	—	—	(1)	(1)
Net income attributable to common stockholders	$340	$17	$347	$5

Net income per basic share	$7.50	$0.35	$7.56	$(0.19)
Net income per diluted share	$7.41	$0.35	$7.48	$(0.19)

Weighted-average number of common shares outstanding:
Basic	45,307,019	46,615,552	45,847,306	46,503,196
Diluted	45,846,405	47,044,132	46,356,094	46,503,196

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	September 30, 2022	December 31, 2021
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,467 and $1,605)	$1,384	$1,730
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $15)	15	$15
Fixed maturity securities - trading	105	—
Short-term investments, at fair value (amortized cost: $523 and $415)	523	414
Short-term investments pledged as collateral, at fair value (amortized cost: $55 and $105)	55	105
Other investments (includes $547 and $683 at fair value)	559	690
Total investments (net of allowance for credit losses of $0 and $0)	2,640	2,955
Cash and cash equivalents	29	17
Restricted cash	6	5
Premiums receivable (net of allowance for credit losses of $6 and $9)	268	323
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	80	55
Deferred ceded premium	99	90
Subrogation recoverable	1,949	2,092
Derivative assets	28	76
Intangible assets	318	362
Goodwill	46	46
Other assets	85	68
Variable interest entity assets:
Fixed maturity securities, at fair value	2,119	3,455
Restricted cash	2	2
Loans, at fair value	1,682	2,718
Derivative assets	60	38
Other assets	1	2
Total assets	$9,412	$12,303
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$359	$395
Loss and loss expense reserves	1,009	1,570
Ceded premiums payable	33	33
Long-term debt	2,201	2,230
Accrued interest payable	576	576
Derivative liabilities	40	95
Other liabilities	244	133
Variable interest entity liabilities:
Long-term debt (includes $2,603 and $4,056 at fair value)	2,752	4,216
Derivative liabilities	1,110	1,940
Total liabilities	8,324	11,187
Redeemable noncontrolling interest	18	18
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 46,658,990 and 46,477,068	—	—
Additional paid-in capital	270	257
Accumulated other comprehensive income	(315)	58
Retained earnings	1,068	726
Treasury stock, shares at cost: 1,694,971 and 172,929	(15)	(3)
Total Ambac Financial Group, Inc. stockholders’ equity	1,009	1,038
Nonredeemable noncontrolling interest	62	60
Total stockholders’ equity	1,071	1,098
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$9,412	$12,303